Exhibit-99.P


October 23, 2002




Hon. Peter Mesheau
Minister of Finance
Province of New Brunswick
P.O. Box 6000
Fredericton, New Brunswick
E3B 5H1

Dear Sir:

With reference to the proposed issue and sale by the Province of New Brunswick (the "Province") of $500,000,000 (U.S.) principal amount of the Province's 3.50% Notes due October 23, 2007, Series GA (the "Notes"), and the sale of the Notes to the Underwriters named in the Underwriting Agreement dated October 16, 2002 between the Province and such Underwriters (the "Underwriting Agreement), I have examined or caused to be examined:

     1. Registration Statement No. 33-89790 (the "First Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by the Province on February 28, 1995, for the purpose of registering US $454,000,000 of debt securities under the Securities Act of 1933, as amended, Registration Statement no. 33-96779 filed with the Commission by the Province on July 19, 2002, for the purpose of registering U.S. $150,000,000 of debt securities under the Securities Act of 1933, constituting Post-Effective Amendment No. 1 ("Post-Effective Amendment No. 1") to the First Registration Statement (the First Registration Statement as amended to the date hereof, being herein referred to as the "Registration Statement") as well as the Prospectus dated July 25, 2002, as supplemented by the Prospectus Supplement dated October 16, 2002 (the "Prospectus");

     2. The Annual Report of the Province on Form 18-K for the year ended March 31, 2001 filed with the Commission under the Securities Exchange Act of 1934, as amended, such Annual Report having been amended by Amendment No. 1, Amendment No. 2 and Amendment 3, which are incorporated by reference in the Prospectus;

     3. The Underwriting Agreement as executed, relating to the purchase by the Underwriters of the Notes;

     4.   The  proposed  Note to be issued as  attached  to the Fiscal  Agency
          Agreement

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October 23, 2002



     5. Copies of the Orders-in-Council passed by the Lieutenant-Governor in Council of the Province authorizing inter alia, registration of a total US$500,000,000 of debt securities of the Province under the Securities Act of 1933, the Underwriting Agreement and approving the issuance and sale of the Notes by the Province, which Orders-in-Council are set forth as Annex A hereto

     I have further examined or caused to be examined the legislative authority under which it is proposed that the Province will issue and sell the Notes, in particular the Loan Act 2000 (Statutes of New Brunswick 2000, Chapter 37), the Provincial Loans Act (Revised Statutes of New Brunswick 1973, Chapter P-22) and the Electric Power Act (Revised Statutes of New Brunswick 1973, Chapter E-5) and all amendments thereto, which are set forth as Annex B, Annex C and Annex D respectively, hereto and such other documents and questions of law as I have deemed necessary for the purpose of this opinion.

     Based on the foregoing, I advise you that, in my opinion:

          (A) All necessary action has been duly taken by or on behalf of the Province, and all necessary approvals and consents required under the laws of the Province and Canada have been obtained for the due issuance and sale of the Notes;

          (B) Upon the execution and delivery of the Notes against payment therefore pursuant to the above mentioned Underwriting Agreement, the Notes will constitute valid and legally binding, direct and unconditional general obligations of the Province in accordance with the terms, for the payment and performance of which the full faith and credit of the Province is pledged, and the Notes will rank pari passu with all other general obligations of the Province outstanding at the date of issue thereof or issued thereafter without any preference granted by the Province one above the other by reason of priority of date of issue, currency of payment or otherwise.


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October 23, 2002



     I hereby consent to the reference to me in the Registration Statement and the Prospectus forming part thereof under the captions "Description of Debt Securities - Canadian Taxes" and "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement.

     Yours very truly,

       /s/ Roger Bilodeau, Q.C.
     -------------------------------
           Roger Bilodeau, Q.C.
           Deputy Attorney General